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                                                                 EXHIBIT 3.1 B


                               ARTICLES OF AMENDMENT

                                         OF

                             GOLF TRUST OF AMERICA, INC.

          Golf Trust of America, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by deleting in its entirety Section 1 of Article VIII of the Articles of Amendment and Restatement filed with the State of Maryland Department of Assessments and Taxation on January 31, 1997 and by inserting, in lieu thereof, the following:

               SECTION 1.     INDEMNIFICATION.

               (a) INDEMNIFICATION OF AGENTS. The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or such director or officer is or was serving at the request of the Corporation as a director, officer, agent, trustee, partner or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation shall indemnify other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. Any repeal or modification of this Section 1(a) by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

               (b) INSURANCE. The Corporation shall, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

               (c) INDEMNIFICATION NON-EXCLUSIVE. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.


          SECOND: The amendment to the Charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation, as required by law.

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          THIRD:  The amendment to the Charter of the Corporation does not change the authorized stock of the Corporation.

          FOURTH: The undersigned Executive Vice President and Secretary acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Secretary acknowledges that to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Executive Vice President and Secretary and witnessed by its Senior Vice President and Assistant Secretary as of the 4th day of June, 1998.



                         By:       /s/ David J. Dick
                            ---------------------------------------
                                   David J. Dick
                                   Executive Vice President and Secretary





WITNESS:


By:       /s/ Scott D. Peters
   --------------------------------------
          Scott D. Peters
          Senior Vice President and Assistant Secretary